Exhibit 99.1

Faraday Future Reaffirms Commitment to Long-Term Growth and Shareholder Value

Los Angeles, CA (September 7, 2023) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, reaffirms its commitment to safeguarding the interests of its shareholders while driving long-term growth and value creation. Faraday Future has recently observed a series of suspicious activities that the Company believes suggests a coordinated effort to undermine the Company’s valuation through spreading misinformation and manipulating market sentiment.

Faraday Future firmly believes in fair and transparent market practices, where investors can make informed decisions based on accurate and reliable information. The Company is unequivocally fully committed to the long-term value creation and the interests of its shareholders, employees, and stakeholders.

To address this issue, Faraday Future is taking the following steps:

Increased Transparency: The Company will continue to provide accurate and timely information via public disclosure in an effort to ensure equal access to the facts about the Company’s performance and prospects.

Potential Legal Action: The Company plans to further investigate and address any perceived market manipulation or misinformation activities. If the Company finds any illegal short selling, other market manipulation or misinformation it intends to take available legal action. The Company will continue to endeavor to protect its global investors.

Maintaining Focus on Long-Term Growth: The Company remains committed to its core vision and ongoing innovation.

The Company urges its shareholders and the broader investment community to remain vigilant against market manipulation and base their investment decisions on comprehensive research and due diligence.

The Company expresses its gratitude to its shareholders and stakeholders who have been supportive over the history of the business. The trust in Faraday Future is invaluable, and the team will continue to work tirelessly to deliver and drive long-term value.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/

or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com